Exhibit 99.1

Written Statement of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer of American Bank Holdings, Inc. (The “Company”), hereby certifies that to his knowledge on the date hereof:

(a)                        The Quarterly Report on Form 10-Q of the Company for the Quarter Ended March 31, 2003 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)                       Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Phillip C. Bowman
Phillip C. Bowman
President and Chief Executive Officer
May 14, 2003

A signed original of this written statement required by Section 906 has been provided to American Bank Holdings, Inc. and will be retained by American Bank Holdings, Inc. And furnished to the Securities and Exchange Commission or its staff upon request.